Exhibit 10.50

ONE BIO, CORP.

Nominating Committee Charter

Status

The Nominating Committee is a committee of the Board of Directors.

Membership

The Nominating Committee of the Board of Directors of One Bio, Corp. shall consist entirely of directors who the Board determines are “independent” in accordance with the NASDAQ Capital Market listing standards.  The members of the Committee shall be appointed and may be removed by the Board.

Purpose, Authority and Responsibilities

I.        DUTIES OF THE COMMITTEE

A.   Board Candidates and Nominees

The Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

    (a)   To establish procedures for evaluating the suitability of potential director nominees proposed by management or shareholders.

    (b)   To recommend to the Board and for approval by a majority of Independent Directors the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the Board’s criteria for selecting new directors.  Such criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the NASDAQ capital Market listing requirements.

    (c)   To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.   Board Composition and Procedures

The Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

    (a)   To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of Independent Directors required by the NASDAQ capital Market listing requirements.

    (b)   To review periodically the size of the Board and to recommend to the Board any appropriate changes.

    (c)   To make recommendations on the frequency and structure of Board meetings.

    (d)   To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C.   Board Committees

The following shall be the goals and responsibilities of the Committee with respect to the committee structure of the Board:

    (a)   To make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

    (b)   To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

    (c)   To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

In furtherance of its duties and responsibilities, the Committee shall have the following authority and responsibilities:

●
to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

●	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for reelection;

●	to recommend to the Board a slate of nominees for election or reelection to the Board at each annual meeting of stockholders;

●	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

●	to make recommendations to the Board as to determinations of director independence;

●	to recommend to the Board retirement policies for directors;

●	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

●	to recommend to the Board directors to serve as members of each committee of the Board;

●	to develop and recommend to the Board set of corporate governance principles and to review and recommend changes to those principles, as necessary;

●	to advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other committees of the Board;

●	to develop and recommend to the Board and oversee an annual self-evaluation process for the Board;

●	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

●	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

●	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

●	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities.  A majority of the members of the Committee shall constitute a quorum.  The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.  The Chairperson of the Committee, in consultation with the other Committee members, shall set meeting agendas.  The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates and to retain counsel and any other advisors as the Committee may deem appropriate in its sole discretion.  The Committee shall have sole authority to approve related fees and terms of any advisors that it retains.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

II.        EVALUATION OF THE BOARD

The Committee shall be responsible for overseeing the evaluation of individual directors and the Board as a whole. The Committee shall establish procedures to allow it to exercise this oversight function.

III.      EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

IV.      INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.